UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 15, 2016

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 483-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of K12 Inc. (the “Company”) was held on December 15, 2016.  The Company previously filed with the Securities and Exchange Commission a definitive proxy statement and related materials pertaining to this meeting, which describe in detail each of the six proposals submitted to stockholders at the meeting.  The final results for the votes regarding each proposal are set forth below.

Proposal 1:  Election of Directors

The nine nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders and/or until their successors are duly elected or appointed. The tabulation of votes is set forth below:

	For	Withheld	Broker Non-Vote
Craig R. Barrett	33,140,364	39,796	5,907,412
Guillermo Bron	33,133,413	46,747	5,907,412
Fredda J. Cassell	33,141,953	38,207	5,907,412
Nathaniel A. Davis	32,554,319	625,841	5,907,412
John M. Engler	33,135,683	44,477	5,907,412
Steven B. Fink	30,089,426	3,090,734	5,907,412
Jon Q. Reynolds, Jr.	30,063,488	3,116,672	5,907,412
Andrew H. Tisch	30,548,182	2,631,978	5,907,412
Stuart J. Udell	33,138,683	41,477	5,907,412

Proposal 2:  Advisory Vote on Executive Compensation

The compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement, was not approved on an advisory basis (non-binding). There were 14,531,039 votes for, 18,647,237 votes against, 1,884 abstentions and 5,907,412 broker non-votes with respect to this proposal. Broker non-votes are not included in the tabulation of voting results for this proposal.

Proposal 3:  Approval of the Company’s 2016 Equity Incentive Award Plan

The Company’s 2016 Equity Incentive Award Plan was approved with 21,235,039 votes for, 11,940,434 votes against, 4,687 abstentions and 5,907,412 broker non-votes with respect to this proposal. Broker non-votes are not included in the tabulation of voting results for this proposal.

Proposal 4:  Ratification of Appointment of Independent Auditor

The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017 was ratified with 39,038,274 votes for, 41,103 votes against, and 8,195 abstentions with respect to this proposal.

Proposal 5:  Approval of an Amendment to the Company’s Certificate of Incorporation

The amendment to the Company’s Third Amended and Restated Certificate of Incorporation was approved with 39,062,955 votes for, 5,438 votes against, and 19,179 abstentions with respect to this proposal.

Proposal 6:  Stockholder Proposal regarding a Report on Lobbying Activities and Expenditures

The stockholder proposal regarding a report on lobbying activities and expenditures was not approved. There were 8,982,371 votes for, 20,840,430 votes against, 3,357,359 abstentions and 5,907,412 broker non-votes with respect to this proposal. Broker non-votes are not included in the tabulation of voting results for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

December 16, 2016	By:	/s/ Howard D. Polsky
	Name:	Howard D. Polsky
	Title:	General Counsel and Secretary